ITEM 77E
LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
"Federated"), and various
 Federated funds
("Funds"), have been
named as defendants in
 several class action
lawsuits now pending
in the United States
District Court for the
District of Maryland.
The lawsuits were
 purportedly filed on
behalf of people who
purchased, owned and/or
 redeemed shares of
 Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
 The suits are generally
 similar in alleging that
 Federated engaged in illegal
and improper trading
 practices including market
 timing and late trading
in concert with certain
institutional
traders, which allegedly
caused financial injury
to the mutual fund
shareholders. These
lawsuits began to be
filed shortly after
 Federated's first
 public announcement
that it had received
requests for information on
shareholder trading
activities in the Funds
 from the SEC, the
Office of the New York
State Attorney
General ("NYAG"), and
other authorities. In
 that regard, on
November 28, 2005,
Federated announced that
it had reached final
 settlements with the
 SEC and the NYAG with
respect to those matters.
 Specifically, the
SEC and NYAG settled
 proceedings against
three Federated subsidiaries
 involving undisclosed market
timing arrangements and
late trading. The SEC
made findings: that
 Federated Investment
Management
Company ("FIMC"), an
 SEC-registered investment
 adviser to various Funds,
 and Federated Securities
Corp., an SEC-registered
broker-dealer and
distributor for the Funds,
violated provisions of
the Investment
Advisers Act and
Investment Company Act
by approving, but not
disclosing, three market
timing
arrangements, or the
associated conflict of
interest between FIMC
and the funds involved
in the
arrangements, either to
 other fund shareholders
 or to the funds' board;
 and that Federated Shareholder
Services Company, formerly
 an SEC-registered transfer
 agent, failed to prevent
a customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
Act. The NYAG found
that such conduct violated
provisions of New York
State law. Federated
entered into the settlements
without admitting or denying
the regulators' findings.
As Federated previously
reported in 2004, it has
already paid approximately
 $8.0 million to certain
funds as determined by an
independent consultant. As
part of these settlements,
 Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
amount of an additional $72
 million and, among other
 things, agreed that it would
not serve as investment
adviser to any registered
investment company unless (i)
at least 75% of the fund's
directors are independent
of Federated, (ii) the
chairman of each such fund
is independent of Federated,
 (iii) no action may be taken
by the fund's board or any
 committee thereof unless
 approved by a majority of
the independent trustees of
the fund or committee,
 respectively, and (iv)
the fund appoints a
"senior officer" who
reports to the
independent trustees and
is responsible for monitoring
 compliance by the fund
with applicable laws and
fiduciary duties and for
 managing the process by
 which management fees
charged to a fund are approved.
The settlements are described
in Federated's announcement
 which, along with previous
 press releases and
related communications on
 those matters, is available
 in the "About Us" section
of Federated's website at
FederatedInvestors.com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending
in the United States District
Court for the Western District
of Pennsylvania, alleging,
among other things,
excessive advisory and Rule
 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in each of
the lawsuits described in
the preceding two paragraphs.
 Federated and the Funds,
and their respective
counsel, have been defending
this litigation, and none of
 the Funds remains a defendant
 in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal
defendants). Additional lawsuits
based upon similar allegations
 may be filed in the future.
The potential impact of these
lawsuits, all of
which seek unquantified damages,
 attorneys' fees, and expenses,
 and future potential similar
suits is
uncertain. Although we do not
believe that these lawsuits
will have a material adverse
 effect on the Funds,
there can be no assurance
that these suits, ongoing
adverse publicity and/or
other developments resulting
from the regulatory
investigations will not
result in increased Fund
redemptions, reduced sales
of Fund
shares, or other adverse
consequences for the Funds.